UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

GT Biopharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-08092 (Commission File Number)	94-1620407 (IRS Employer Identification No.)

9350 Wilshire Blvd. Suite 203
Beverly Hills, CA 90212
Phone: (800) 304-9888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value, $0.001 per share	GTBP	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On February 16, 2021, Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (“Alto B”) voluntarily converted its Settlement Note dated December 18 2020 with a principal amount of $500,000 and $7,500 of accrued interest into 149,265 shares of common stock of the Company at a conversion rate of $3.40 per share, after giving effect to the 1-for-17 reverse stock split effected on February 10, 2021. The issuance of the shares of common stock to Alto-B upon conversion of the Settlement Note was made in reliance in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT Biopharma, Inc.

Dated: February 17, 2021	By:	/s/ Michael Handelman
Michael Handelman
Chief Financial Officer